Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

155 North Wacker Drive

Chicago, Illinois 60606-1285

(312) 407-0700

Fax: (312) 407-0411

http://www.skadden.com

December 3, 2009

CME Group Inc.

20 South Wacker Drive

Chicago, Illinois 60606

Re:	CME Group Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to CME Group Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of the following securities of the Company: (1) debt securities (the “Debt Securities”) representing unsecured obligations of the Company, including senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities”); (2) shares of Class A common stock, par value $.01 per share (the “Common Stock”); (3) shares of preferred stock, par value $.01 per share, to be issued in one or more series (the “Preferred Stock”); (4) warrants to purchase Debt Securities, Common Stock, Preferred Stock or securities of third parties or other rights (the “Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and one or more warrant agents to be named in the applicable Warrant Agreements (each, a “Warrant Agent”); and (5) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, “Indeterminate Securities”). Any Senior Debt Securities are to be issued pursuant to the Senior Indenture, dated August 12, 2008, by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), which is filed as an exhibit to the Registration Statement (together with any related supplement thereto, the “Senior Indenture”). Any Subordinated Debt Securities are to be issued pursuant to the Subordinated Indenture proposed to be entered into between the Company and the Trustee, a form of which is filed as an exhibit to

CME Group Inc.

December 3, 2009

the Registration Statement (together with any related supplement thereto, the “Subordinated Indenture,” and, together with the Senior Indenture, the “Indentures”). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants and the Indeterminate Securities are collectively referred to herein as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(1)	the Registration Statement;

(2)	the Senior Indenture and the form of Subordinated Indenture;

(3)	the Third Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”);

(4)	the Seventh Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect, certified by the Secretary of the Company (the “Bylaws”);

(5)	certain resolutions adopted by the Board of Directors of the Company relating to the registration of the Securities and related matters; and

(6)	a specimen certificate evidencing the Common Stock.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, as to parties other than the Company, the validity and binding effect thereof on such parties. We have also assumed that the Subordinated Indenture and any supplemental indenture establishing the terms of any Debt Securities and each Warrant Agreement will be duly

CME Group Inc.

December 3, 2009

authorized, executed and delivered by the applicable Trustee and Warrant Agent, as the case may be, and in the case of the Subordinated Indenture, in substantially the form reviewed by us, and that each Debt Security or Warrant that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the applicable Trustee or Warrant Agent, as the case may be. We have assumed that the choice of New York law to govern the Indentures and any supplemental indenture thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern the Warrant Agreements and the Warrants and that such choice in each case is a valid and legal provision. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

Our opinions set forth herein are limited to the corporate laws of the State of Delaware and those laws of the State of New York that, in our experience, are normally applicable to securities of the types covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(1) With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters, (e) the Subordinated Indenture, if applicable, and any supplemental indenture, officers’ certificate or board resolution in respect of such Offered Debt Securities have been duly authorized, executed and delivered by each party thereto, (f) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture, officers’ certificate or

CME Group Inc.

December 3, 2009

board resolution to be entered into or adopted in connection with the issuance of the Offered Debt Securities so as not to violate any applicable law, the Certificate of Incorporation (as then in effect), the Bylaws (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Trustee, and (g) the Offered Debt Securities have been issued in a form that complies with the applicable Indenture and have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities, when issued and sold in accordance with the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (iii) public policy considerations which may limit the rights of parties to obtain remedies, (iv) waivers of any usury defense contained in the applicable Indenture or Offered Debt Securities that may be unenforceable, (v) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

(2) With respect to any shares of Common Stock to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Common Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to such Offered Common Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (e) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Certificate of Incorporation (as then in

CME Group Inc.

December 3, 2009

effect) and the Bylaws (as then in effect) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (f) certificates in the form required under the General Corporate Law of the State of Delaware (the “DGCL”) representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

(3) With respect to the shares of any series of Preferred Stock to be offered by the Company, including any Indeterminate Securities, pursuant to the Registration Statement (the “Offered Preferred Shares”), when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a certificate of designations for such Offered Preferred Shares in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”), (e) the filing of the Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred, (f) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation (as then in effect), including the Certificate of Designation relating to the Offered Preferred Shares, and the Bylaws (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (g) certificates in the form required under the DGCL representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

(4) With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities constituting Warrants (the “Offered Warrants”), when (a) the Registration Statement, as finally amended (including all

CME Group Inc.

December 3, 2009

necessary post-effective amendments), has become effective under the Securities Act, (b) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (c) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (d) the Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and the Securities of the Company into which the Offered Warrants are exercisable, the consideration to be received therefor and related matters, (e) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (f) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation (as then in effect) or the Bylaws (as then in effect) or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (g) the Securities relating to such Offered Warrants have been authorized for issuance by the Company; (h) the Debt Securities, if any, relating to such Offered Warrants have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture, officers’ certificate or board resolution to be entered into or adopted in connection therewith and duly delivered to the purchasers thereof upon exercise of the Offered Warrants and payment of the agreed-upon consideration therefore; and (i) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K or other applicable periodic report in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) public policy considerations which may limit the rights of parties to obtain remedies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless

CME Group Inc.

December 3, 2009

otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP